EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 33-51459 of LogiMetrics, Inc. of our report dated January 5, 1998 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Jericho, New York
July 8, 1998